Exhibit 99.1

MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic

FOR IMMEDIATE RELEASE

MIC REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS,
INCREASES QUARTERLY CASH DIVIDEND

•	Authorizes cash dividend of $1.32 per share, up 10%
•	Atlantic Aviation subsidiary acquires fixed base operation
•	Implements shared services initiative, reduces administrative expenses

New York, May 3, 2017 — Macquarie Infrastructure Corporation (NYSE: MIC) today reported its financial results for the first quarter of 2017.

“MIC generated financial results for the first quarter in line with our expectations including a strong performance by Atlantic Aviation that offset a reduced contribution from Contracted Power,” said James Hooke, chief executive officer of MIC. “In addition to the solid increase in cash generation by our existing businesses collectively, we have deployed growth capital into attractive opportunities at a pace consistent with our full-year guidance.”

MIC reported a 61.8% increase in net income to $32.6 million in the March 2017 quarter, compared with $20.2 million in the first quarter of 2016. The absence of a previously disclosed insurance recovery recorded in the first quarter of 2016 and the timing of payments of insurance premiums and higher cost of inventories in 2017 contributed to a decrease in cash from operations versus the prior comparable period. The Company reported cash generated by operating activities of $128.6 million compared with $148.6 million in 2016.

MIC’s businesses produced an aggregate $146.9 million of Adjusted Free Cash Flow in the first quarter, up from $133.4 million in the first quarter of 2016. The Company defines Adjusted Free Cash Flow as cash from operating activities (including from its proportionate interest in businesses in which it has a less than 100% equity interest), less maintenance capital expenditures, less changes in working capital, adjusted for certain one-time items. In the first quarter of 2017, MIC excluded implementation costs related to its shared services initiative from its calculation of Adjusted Free Cash Flow. (See Summary Financial Information below)

The nominal increase in MIC’s Adjusted Free Cash Flow of 10.1% was partially offset by a 2.5% increase in its weighted average number of shares outstanding to 82,138,168 in the first quarter of 2017 versus the first quarter in 2016. Including the impact of share issuance, MIC’s Adjusted Free Cash Flow increased by 7.2% over the amount generated in the first quarter of 2016.

Segment results for the first quarter reflected:

•	IMTT — high utilization rates and improved performance at OMI;
•	Atlantic Aviation — increases in general aviation flight activity and market share growth;
•	Contracted Power — reduced wind resources, warm winter weather in the Northeast; and,
•	MIC Hawaii — stable performance by Hawaii Gas, together with contributions from acquisitions in 2016.

The MIC board of directors authorized a cash dividend of $1.32 per share, or $5.28 annualized, for the first quarter of 2017. The dividend will be payable May 18, 2017 to shareholders of record on May 15, 2017. The payment represents a 10% increase over the dividend paid for the first quarter of 2016. For the full year 2017, the Company expects to increase its cash dividend by 10% over 2016.

Atlantic Aviation has completed the acquisition of the fixed base operation (FBO) at the Waterbury-Oxford airport in Waterbury, CT. “The acquisition of the FBO at Oxford provides Atlantic with an increased presence in the high-demand general aviation market in the greater New York City region,” Hooke said. “Oxford extends the weighted average remaining lease life of the Atlantic portfolio and we expect it will generate network benefits as a result of marketing of the Atlantic network to Oxford base tenants.”

In addition to serving general aviation traffic in and out of the surrounding region, Oxford is the hangar home-base FBO for many aircraft that service New York metropolitan airports, such as Teterboro and White Plains. The Oxford FBO has in excess of 200,000 square feet of hangar space — more than three times the amount of the average Atlantic FBO.

The implementation of MIC’s previously announced shared services initiative resulted in a reduction in the rate of increase in general and administrative expenses. As anticipated, the savings were offset by expenses including primarily severance payments and consulting fees totaling $2.4 million and incremental expenses associated with acquisitions completed in 2016. The Company expects to realize annual cost savings of between $12.0 million and $15.0 million in 2018, compared with its 2016 baseline, as a result of the shared services initiative. Shared services provides back-office functions including Accounting, Human Resource, Tax, Information Technology and Risk Management support to each of MIC’s operating entities.

In February, MIC issued guidance with respect to deployment of an estimated $350.0 million across growth capital projects and small acquisitions by its existing businesses in 2017. Including the acquisition of the Oxford FBO, the Company has deployed approximately $117.0 million of growth capital year to date. MIC had a backlog of approved growth projects having a total value of approximately $280.0 million at the beginning of May.

“We are pleased with both the rate of capital deployment to this point and the number and quality of projects that have been added to our backlog,” Hooke said. During MIC’s earnings conference call in February, he noted that effective deployment of growth capital is an important driver of expected 10% to 15% annual growth in Free Cash Flow.

Summary Financial Information

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2017	2016	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Net income	$32,638	$20,176	12,462	61.8
Weighted average number of shares outstanding: basic	82,138,168	80,113,011	2,025,157	2.5
Net income per share attributable to MIC	$0.44	$0.28	0.16	57.1
Cash provided by operating activities	128,568	148,566	(19,998)	(13.5)
MIC Non-GAAP Metrics
EBITDA excluding non-cash items(1)	$180,315	$175,975	4,340	2.5
Cash interest(2)	(25,874)	(27,378)	1,504	5.5
Cash taxes	(3,721)	(2,506)	(1,215)	(48.5)
Maintenance capital expenditures	(4,476)	(10,413)	5,937	57.0
Noncontrolling interest(3)	(1,671)	(2,283)	612	26.8
Proportionately Combined Free Cash Flow(4)	$144,573	$133,395	11,178	8.4
Shared service implementation costs	2,354	—	2,354	100.0
Adjusted Proportionately Combined Free Cash Flow	$146,927	$133,395	13,532	10.1

(1)	EBITDA excluding non-cash items is calculated as net income before interest expense, taxes, depreciation and amortization expense, management fees, pension expense and other non-cash (income) expense recorded in the consolidated statement of operations. See below for reconciliation of net income (loss) to EBITDA excluding non-cash items.

(2)	Cash interest is calculated as interest expense excluding the impact of non-cash adjustments for unrealized (gains) losses from derivative instruments, amortization of deferred financing costs and the amortization of debt discount recorded in the consolidated statement of operations.
(3)	Noncontrolling interest adjustment represents the portion of Free Cash Flow not attributable to MIC’s ownership interest.
(4)	Proportionately Combined Free Cash Flow is calculated as cash from operating activities, which includes EBITDA excluding non-cash items less cash paid for interest, taxes, pension contribution, maintenance capital expenditures, which includes principal repayment of capital lease obligations used to fund maintenance capital expenditures, excludes the changes in working capital and adjusted for noncontrolling interest. See below for a reconciliation from cash from operating activities to Free Cash Flow.

Outlook

MIC’s businesses are providers of basic services. Absent external factors such as macroeconomic shocks, they tend to provide good visibility into their cash generating capacity. Company management is not aware of any near term matters that are likely to have a materially negative impact on the performance of MIC’s businesses overall.

Effective deployment of capital in the development of additional capability or the acquisition of additional businesses remains one of MIC management’s key objectives. In addition to the current backlog of approved growth projects, a portion of which will be completed as a part of the expected deployment of $350.0 million in 2017, MIC is actively engaged in discussions with various counterparties concerning additional investments and acquisitions. The Company has approximately $1.3 billion of undrawn capacity on existing credit facilities with which to fund investments and acquisitions.

“We are pleased with the number and size of the opportunities being generated by our team,” said Hooke. “We have remained disciplined with respect to the evaluation and execution of new investments, and expect that we will only commit resources to what are clearly value-creating opportunities. Consistent with that, we have added to our backlog and continue to surface and review potentially transformational opportunities.”

Conference Call and Webcast

When:  MIC has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, May 4, 2017 during which management will review and comment on the first quarter 2017 results.

How:  To listen to the conference call dial +1(650) 521-5252 or +1(877) 852-2928 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company’s website at www.macquarie.com/mic. Allow extra time prior to the call to visit the site and download the software needed to listen to the webcast.

Slides:  MIC will prepare materials in support of its conference call. The materials will be available for downloading from the Company’s website prior to the call.

Replay:  For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on May 4, 2017 through midnight on May 12, 2017, at +1(404) 537-3406 or +1(855) 859-2056, Passcode: 48638082. An online archive of the webcast will be available on the Company’s website for one year following the call.

About MIC

MIC owns and operates a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals; an airport services business, Atlantic Aviation; entities comprising an energy services, production and distribution segment, MIC Hawaii; and entities comprising a Contracted Power segment. For additional information, please visit the MIC website at www.macquarie.com/mic. MIC-G

Use of Non-GAAP Measures

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics

In addition to MIC’s results under U.S. GAAP, the Company uses certain non-GAAP measures to assess the performance and prospects of its businesses. In particular, MIC uses EBITDA excluding non-cash items, Free Cash Flow and certain proportionately combined financial metrics. Proportionately combined financial metrics, including Free Cash Flow, reflect MIC Corporate and the Company’s ownership interest in each of its businesses.

MIC measures EBITDA excluding non-cash items as a reflection of its businesses’ ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses. The Company believes investors use EBITDA excluding non-cash items primarily as a measure to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings — the most comparable GAAP measure — before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.

Given MIC’s varied ownership levels in its CP and MIC Hawaii segments, together with obligations to report the results of these businesses on a consolidated basis, GAAP measures such as net income (loss) do not fully reflect all of the items management considers in assessing the amount of cash generated based on its ownership interest in its businesses. The Company notes that the proportionately combined metrics used may be calculated in a different manner by other companies and may limit their usefulness as a comparative measure. Therefore, proportionately combined metrics should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of financial results reported under GAAP.

The Company’s businesses can be characterized as owners of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities — the most comparable GAAP measure — which includes cash paid for interest, taxes and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures, and excludes changes in working capital.

Management uses Free Cash Flow as a measure of its ability to provide investors with an attractive risk-adjusted return by sustaining and potentially increasing MIC’s quarterly cash dividend and funding a portion of the Company’s growth. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility to into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash unrealized gains or losses on derivative instruments; (v) amortization of tolling liabilities; (vi) gains (losses) on disposal of assets, and (vii) pension expenses. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction to Free Cash Flow. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow both to assess the Company’s performance and as an indicator of its success in generating an attractive risk-adjusted return.

In its Quarterly Report on Form 10-Q, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate. Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.

Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.

See below for a reconciliation of EBITDA excluding non-cash items to net income (loss) and a reconciliation of Free Cash Flow to cash from operating activities on a consolidated basis, for our operating businesses, MIC Corporate and on a proportionately combined basis.

Classification of Maintenance Capital Expenditures and Growth Capital Expenditures

MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability or cash flow. Management considers a number of factors in determining whether a specific capital expenditure will be classified as maintenance or growth.

In some cases, specific capital expenditures contain characteristics of both maintenance and growth capital expenditures. MIC does not bifurcate specific capital expenditures into maintenance and growth components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; risks associated with development, investment and expansion in the power industry; its regulatory environment establishing rate structures and monitoring quality of service; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks related to its shared services initiative; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

For further information, please contact:

Investors: Jay Davis Investor Relations MIC 212-231-1825	Media: Melissa McNamara Corporate Communications MIC 212-231-1667

Michael Hacke Investor Relations MIC 212-231-6483

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS
($ in Thousands, Except Share Data)

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,618	$44,767
Restricted cash	15,169	16,420
Accounts receivable, less allowance for doubtful accounts of $1,238 and $1,434, respectively	123,849	124,846
Inventories	35,063	31,461
Prepaid expenses	19,328	14,561
Fair value of derivative instruments	4,515	5,514
Other current assets	9,794	7,099
Total current assets	237,336	244,668
Property, equipment, land and leasehold improvements, net	4,346,597	4,346,536
Investment in unconsolidated business	8,944	8,835
Goodwill	2,024,484	2,024,409
Intangible assets, net	871,278	888,971
Fair value of derivative instruments	25,850	30,781
Other noncurrent assets	24,073	15,053
Total assets	$7,538,562	$7,559,253
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager – related party	$6,366	$6,594
Accounts payable	62,820	69,566
Accrued expenses	76,260	83,734
Current portion of long-term debt	42,782	40,016
Fair value of derivative instruments	5,902	9,297
Other current liabilities	42,977	41,802
Total current liabilities	237,107	251,009
Long-term debt, net of current portion	3,070,883	3,039,966
Deferred income taxes	914,461	896,116
Fair value of derivative instruments	5,403	5,966
Tolling agreements – noncurrent	58,428	60,373
Other noncurrent liabilities	160,787	158,289
Total liabilities	4,447,069	4,411,719
Commitments and contingencies	—	—
Stockholders’ equity(1):
Common stock ($0.001 par value; 500,000,000 authorized; 82,306,372 shares issued and outstanding at March 31, 2017 and 82,047,526 shares issued and outstanding at December 31, 2016)	$82	$82
Additional paid in capital	2,002,066	2,089,407
Accumulated other comprehensive loss	(28,960)	(28,960)
Retained earnings	928,380	892,365
Total stockholders’ equity	2,901,568	2,952,894
Noncontrolling interests	189,925	194,640
Total equity	3,091,493	3,147,534
Total liabilities and equity	$7,538,562	$7,559,253

(1)	The Company is authorized to issue 100,000,000 shares of preferred stock, par value $0.001 per share. At March 31, 2017 and December 31, 2016, no preferred stock were issued or outstanding. The Company has 100 shares of special stock issued and outstanding to its Manager at March 31, 2017 and December 31, 2016.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ in Thousands, Except Share and Per Share Data)

	Quarter Ended March 31,
	2017	2016
Revenue
Service revenue	$363,804	$312,241
Product revenue	87,653	84,146
Total revenue	451,457	396,387
Costs and expenses
Cost of services	154,706	116,463
Cost of product sales	47,225	33,060
Selling, general and administrative	76,952	72,284
Fees to Manager – related party	18,223	14,796
Depreciation	57,681	53,221
Amortization of intangibles	17,693	17,787
Total operating expenses	372,480	307,611
Operating income	78,977	88,776
Other income (expense)
Interest income	34	33
Interest expense(1)	(25,482)	(56,895)
Other income, net	1,182	3,429
Net income before income taxes	54,711	35,343
Provision for income taxes	(22,073)	(15,167)
Net income	$32,638	$20,176
Less: net loss attributable to noncontrolling interests	(3,377)	(2,179)
Net income attributable to MIC	$36,015	$22,355
Basic income per share attributable to MIC	$0.44	$0.28
Weighted average number of shares outstanding: basic	82,138,168	80,113,011
Diluted income per share attributable to MIC	$0.44	$0.28
Weighted average number of shares outstanding: diluted	82,147,763	81,171,346
Cash dividends declared per share	$1.32	$1.20

(1)	Interest expense includes gains on derivative instruments of $954,000 and losses on derivative instruments of $31.8 million for the quarters ended March 31, 2017 and 2016, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in Thousands)

	Quarter Ended March 31,
	2017	2016
Operating activities
Net income	$32,638	$20,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	57,681	53,221
Amortization of intangible assets	17,693	17,787
Amortization of debt financing costs	2,202	2,879
Amortization of debt discount	619	—
Adjustments to derivative instruments	1,972	23,278
Fees to Manager-related party	18,223	14,796
Deferred taxes	18,352	12,661
Pension expense	2,694	2,198
Other non-cash income, net	(1,354)	(905)
Changes in other assets and liabilities, net of acquisitions:
Restricted cash	974	2,202
Accounts receivable	1,059	3,910
Inventories	(3,718)	1,879
Prepaid expenses and other current assets	(7,559)	9,352
Due to Manager – related party	11	(73)
Accounts payable and accrued expenses	(12,382)	(13,293)
Income taxes payable	1,341	2,753
Other, net	(1,878)	(4,255)
Net cash provided by operating activities	128,568	148,566
Investing activities
Acquisitions of businesses and investments, net of cash acquired	—	(3,153)
Purchases of property and equipment	(59,869)	(62,593)
Change in restricted cash	83	—
Other, net	(7,950)	48
Net cash used in investing activities	(67,736)	(65,698)

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS – (continued)
(Unaudited)
($ in Thousands)

	Quarter Ended March 31,
	2017	2016
Financing activities
Proceeds from long-term debt	$104,000	$176,000
Payment of long-term debt	(72,634)	(159,730)
Proceeds from the issuance of shares	2,049	1,093
Dividends paid to common stockholders	(107,714)	(92,203)
Purchase of noncontrolling interest	—	(9,909)
Distributions paid to noncontrolling interests	(1,351)	(1,824)
Offering and equity raise costs paid	(69)	(105)
Debt financing costs paid	(435)	(1,119)
Change in restricted cash	194	5,013
Payment of capital lease obligations	(21)	(433)
Net cash used in financing activities	(75,981)	(83,217)
Effect of exchange rate changes on cash and cash equivalents	—	457
Net change in cash and cash equivalents	(15,149)	108
Cash and cash equivalents, beginning of period	44,767	22,394
Cash and cash equivalents, end of period	$29,618	$22,502
Supplemental disclosures of cash flow information
Non-cash investing and financing activities:
Accrued equity offering costs	$93	$229
Accrued financing costs	$—	$68
Accrued purchases of property and equipment	$25,598	$19,318
Issuance of shares to Manager	$18,462	$15,108
Conversion of convertible senior notes to shares	$17	$4
Distributions payable to noncontrolling interests	$29	$42
Taxes paid (refund), net	$2,379	$(253)
Interest paid	$26,764	$25,488

MACQUARIE INFRASTRUCTURE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2017	2016	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$363,804	$312,241	51,563	16.5
Product revenue	87,653	84,146	3,507	4.2
Total revenue	451,457	396,387	55,070	13.9
Costs and expenses
Cost of services	154,706	116,463	(38,243)	(32.8)
Cost of product sales	47,225	33,060	(14,165)	(42.8)
Selling, general and administrative	76,952	72,284	(4,668)	(6.5)
Fees to Manager – related party	18,223	14,796	(3,427)	(23.2)
Depreciation	57,681	53,221	(4,460)	(8.4)
Amortization of intangibles	17,693	17,787	94	0.5
Total operating expenses	372,480	307,611	(64,869)	(21.1)
Operating income	78,977	88,776	(9,799)	(11.0)
Other income (expense)
Interest income	34	33	1	3.0
Interest expense(1)	(25,482)	(56,895)	31,413	55.2
Other income, net	1,182	3,429	(2,247)	(65.5)
Net income before income taxes	54,711	35,343	19,368	54.8
Provision for income taxes	(22,073)	(15,167)	(6,906)	(45.5)
Net income	$32,638	$20,176	12,462	61.8
Less: net loss attributable to noncontrolling interests	(3,377)	(2,179)	1,198	55.0
Net income attributable to MIC	$36,015	$22,355	13,660	61.1
Basic income per share attributable to MIC	$0.44	$0.28	0.16	57.1
Weighted average number of shares outstanding: basic	82,138,168	80,113,011	2,025,157	2.5

(1)	Interest expense includes gains on derivative instruments of $954,000 and losses on derivative instruments of $31.8 million for the quarters ended March 31, 2017 and 2016, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2017	2016	$	%
	($ In Thousands) (Unaudited)
Net income	$32,638	$20,176
Interest expense, net(1)	25,448	56,862
Provision for income taxes	22,073	15,167
Depreciation	57,681	53,221
Amortization of intangibles	17,693	17,787
Fees to Manager-related party	18,223	14,796
Pension expense(2)	2,694	2,198
Other non-cash expense (income), net(3)	3,865	(4,232)
EBITDA excluding non-cash items	$180,315	$175,975	4,340	2.5
EBITDA excluding non-cash items	$180,315	$175,975
Interest expense, net(1)	(25,448)	(56,862)
Adjustments to derivative instruments recorded in interest expense(1)	(3,247)	26,605
Amortization of debt financing costs(1)	2,202	2,879
Amortization of debt discount(1)	619	—
Provision for income taxes, net of changes in deferred taxes	(3,721)	(2,506)
Changes in working capital	(22,152)	2,475
Cash provided by operating activities	128,568	148,566
Changes in working capital	22,152	(2,475)
Maintenance capital expenditures	(4,476)	(10,413)
Free cash flow	$146,244	$135,678	10,566	7.8

(1)	Interest expense, net, includes adjustment to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023. For the quarter ended March 31, 2016, interest expense also included a non-cash write-off of deferred financing fees related to the February 2016 refinancing at Hawaii Gas.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Other non-cash expense (income), net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION FROM CONSOLIDATED FREE CASH FLOW TO PROPORTIONATELY
COMBINED FREE CASH FLOW

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2017	2016	$	%
	($ In Thousands) (Unaudited)
Free Cash Flow – Consolidated basis	$146,244	$135,678	10,566	7.8
100% of CP Free Cash Flow included in consolidated Free Cash Flow	(9,839)	(11,943)
MIC’s share of CP Free Cash Flow	8,171	9,660
100% of MIC Hawaii Free Cash Flow included in consolidated Free Cash Flow	(14,936)	(10,862)
MIC’s share of MIC Hawaii Free Cash Flow	14,933	10,862
Free Cash Flow – Proportionately Combined basis	$144,573	$133,395	11,178	8.4

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2017	2016
	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue	138,817	135,425	3,392	2.5
Cost of services	49,846	50,301	455	0.9
Selling, general and administrative expenses	9,038	8,174	(864)	(10.6)
Depreciation and amortization	31,520	32,621	1,101	3.4
Operating income	48,413	44,329	4,084	9.2
Interest expense, net(1)	(8,757)	(19,871)	11,114	55.9
Other income, net	708	2,988	(2,280)	(76.3)
Provision for income taxes	(16,548)	(11,229)	(5,319)	(47.4)
Net income(2)	23,816	16,217	7,599	46.9
Less: net income attributable to noncontrolling interests	—	59	59	100.0
Net income attributable to MIC(2)	23,816	16,158	7,658	47.4
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income(2)	23,816	16,217
Interest expense, net(1)	8,757	19,871
Provision for income taxes	16,548	11,229
Depreciation and amortization	31,520	32,621
Pension expense(3)	2,416	1,831
Other non-cash expense, net	68	443
EBITDA excluding non-cash items	83,125	82,212	913	1.1
EBITDA excluding non-cash items	83,125	82,212
Interest expense, net(1)	(8,757)	(19,871)
Adjustments to derivative instruments recorded in interest expense(1)	(1,320)	9,610
Amortization of debt financing costs(1)	411	420
Provision for income taxes, net of changes in deferred taxes	(2,258)	(1,230)
Changes in working capital	736	(2,807)
Cash provided by operating activities	71,937	68,334
Changes in working capital	(736)	2,807
Maintenance capital expenditures	(2,460)	(6,297)
Free cash flow	68,741	64,844	3,897	6.0

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.

Atlantic Aviation

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2017	2016
	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue	212,753	177,988	34,765	19.5
Cost of services (exclusive of depreciation and amortization of intangibles shown separately below)	93,922	66,162	(27,760)	(42.0)
Gross margin	118,831	111,826	7,005	6.3
Selling, general and administrative expenses	53,890	52,611	(1,279)	(2.4)
Depreciation and amortization	25,033	22,191	(2,842)	(12.8)
Operating income	39,908	37,024	2,884	7.8
Interest expense, net(1)	(3,446)	(13,314)	9,868	74.1
Other (expense) income, net	(86)	390	(476)	(122.1)
Provision for income taxes	(14,550)	(9,742)	(4,808)	(49.4)
Net income(2)	21,826	14,358	7,468	52.0
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income(2)	21,826	14,358
Interest expense, net(1)	3,446	13,314
Provision for income taxes	14,550	9,742
Depreciation and amortization	25,033	22,191
Pension expense(3)	5	17
Other non-cash expense (income), net	62	(91)
EBITDA excluding non-cash items	64,922	59,531	5,391	9.1
EBITDA excluding non-cash items	64,922	59,531
Interest expense, net(1)	(3,446)	(13,314)
Convertible senior notes interest(4)	(1,744)	—
Adjustments to derivative instruments recorded in interest expense(1)	133	5,608
Amortization of debt financing costs(1)	314	800
Provision for income taxes, net of changes in deferred taxes	(2,872)	(1,452)
Changes in working capital	(6,116)	6,044
Cash provided by operating activities	51,191	57,217
Changes in working capital	6,116	(6,044)
Maintenance capital expenditures	(925)	(2,284)
Free cash flow	56,382	48,889	7,493	15.3

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(4)	Represents the cash interest expense reclassified from MIC Corporate related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation’s credit facility in October 2016.

Contracted Power

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2017	2016
	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	28,070	30,179	(2,109)	(7.0)
Cost of product sales	4,859	4,357	(502)	(11.5)
Selling, general and administrative expenses	5,165	5,960	795	13.3
Depreciation and amortization	15,340	13,846	(1,494)	(10.8)
Operating income	2,706	6,016	(3,310)	(55.0)
Interest expense, net(1)	(5,383)	(17,848)	12,465	69.8
Other income, net	765	305	460	150.8
(Provision) benefit for income taxes	(27)	2,304	(2,331)	(101.2)
Net loss(2)	(1,939)	(9,223)	7,284	79.0
Less: net loss attributable to noncontrolling interest	(3,349)	(2,238)	1,111	49.6
Net income (loss) attributable to MIC(2)	1,410	(6,985)	8,395	120.2
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net loss(2)	(1,939)	(9,223)
Interest expense, net(1)	5,383	17,848
Provision (benefit) for income taxes	27	(2,304)
Depreciation and amortization	15,340	13,846
Other non-cash income, net(3)	(2,024)	(2,020)
EBITDA excluding non-cash items	16,787	18,147	(1,360)	(7.5)
EBITDA excluding non-cash items	16,787	18,147
Interest expense, net(1)	(5,383)	(17,848)
Adjustments to derivative instruments recorded in interest expense(1)	(1,834)	11,268
Amortization of debt financing costs(1)	379	383
Provision/benefit for income taxes, net of changes in deferred taxes	(88)	(7)
Changes in working capital	142	2,612
Cash provided by operating activities	10,003	14,555
Changes in working capital	(142)	(2,612)
Maintenance capital expenditures	(22)	—
Free cash flow	9,839	11,943	(2,104)	(17.6)

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3)	Other non-cash income, net, primarily includes amortization of tolling liabilities. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.

MIC Hawaii

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2017	2016
	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	59,583	53,967	5,616	10.4
Service revenue	13,457	—	13,457	NM
Total revenue	73,040	53,967	19,073	35.3
Cost of product sales (exclusive of depreciation and amortization of intangibles shown separately below)	42,366	28,703	(13,663)	(47.6)
Cost of services (exclusive of depreciation and amortization of intangibles shown separately below)	10,940	—	(10,940)	NM
Cost of revenue – total	53,306	28,703	(24,603)	(85.7)
Gross margin	19,734	25,264	(5,530)	(21.9)
Selling, general and administrative expenses	6,085	5,256	(829)	(15.8)
Depreciation and amortization	3,481	2,350	(1,131)	(48.1)
Operating income	10,168	17,658	(7,490)	(42.4)
Interest expense, net(1)	(1,711)	(2,424)	713	29.4
Other expense, net	(205)	(254)	49	19.3
Provision for income taxes	(3,379)	(5,911)	2,532	42.8
Net income(2)	4,873	9,069	(4,196)	(46.3)
Less: net loss attributable to noncontrolling interests	(28)	—	28	NM
Net income attributable to MIC(2)	4,901	9,069	(4,168)	(46.0)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income(2)	4,873	9,069
Interest expense, net(1)	1,711	2,424
Provision for income taxes	3,379	5,911
Depreciation and amortization	3,481	2,350
Pension expense(3)	273	350
Other non-cash expense (income), net(4)	5,571	(2,752)
EBITDA excluding non-cash items	19,288	17,352	1,936	11.2
EBITDA excluding non-cash items	19,288	17,352
Interest expense, net(1)	(1,711)	(2,424)
Adjustments to derivative instruments recorded in interest expense(1)	(226)	119
Amortization of debt financing costs(1)	105	664
Provision for income taxes, net of changes in deferred taxes	(1,451)	(3,017)
Changes in working capital	(8,480)	2,937
Cash provided by operating activities	7,525	15,631
Changes in working capital	8,480	(2,937)
Maintenance capital expenditures	(1,069)	(1,832)
Free cash flow	14,936	10,862	4,074	37.5

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees. For the quarter ended March 31, 2016, interest expense also included a non-cash write-off of deferred financing fees related to the February 2016 refinancing at Hawaii Gas.
(2)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(4)	Other non-cash expense (income), net, primarily includes non-cash adjustments related to unrealized gains (losses) on commodity hedges. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.

Corporate and Other

	Quarter Ended March 31,		Change Favorable/(Unfavorable)
	2017	2016
	$	$	$	%
	($ In Thousands) (Unaudited)
Fees to Manager-related party	18,223	14,796	(3,427)	(23.2)
Selling, general and administrative expenses(1)	3,995	1,455	(2,540)	(174.6)
Operating loss	(22,218)	(16,251)	(5,967)	(36.7)
Interest expense, net(2)	(6,151)	(3,405)	(2,746)	(80.6)
Benefit for income taxes	12,431	9,411	3,020	32.1
Net loss(3)	(15,938)	(10,245)	(5,693)	(55.6)
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash used in operating activities to Free Cash Flow:
Net loss(3)	(15,938)	(10,245)
Interest expense, net(2)	6,151	3,405
Benefit for income taxes	(12,431)	(9,411)
Fees to Manager-related party	18,223	14,796
Other non-cash expense	188	188
EBITDA excluding non-cash items	(3,807)	(1,267)	(2,540)	NM
EBITDA excluding non-cash items	(3,807)	(1,267)
Interest expense, net(2)	(6,151)	(3,405)
Convertible senior notes interest(4)	1,744	—
Amortization of debt financing costs(2)	993	612
Amortization of debt discount(2)	619	—
Benefit for income taxes, net of changes in deferred taxes	2,948	3,200
Changes in working capital	(8,434)	(6,311)
Cash used in operating activities	(12,088)	(7,171)
Changes in working capital	8,434	6,311
Free cash flow	(3,654)	(860)	(2,794)	NM

NM — Not meaningful

(1)	For the quarter ended March 31, 2017, selling, general and administrative expenses included $2.3 million of costs related to the implementation of a shared services initiative.
(2)	Interest expense, net, includes non-cash amortization of deferred financing fees and amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(3)	Corporate allocation expense, intercompany fees and the tax effect have been excluded from the above table as they are eliminated on consolidation.
(4)	Represents the cash interest expense reclassified to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation’s credit facility in October 2016.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO PROPORTIONATELY COMBINED FREE CASH FLOW

($ in Thousands Unaudited)

	For the Quarter Ended March 31, 2017
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
Net income (loss)	23,816	21,826	(1,954)	4,875	(15,938)	32,625	(1,939)	4,873
Interest expense, net(3)	8,757	3,446	4,790	1,710	6,151	24,854	5,383	1,711
Provision (benefit) for income taxes	16,548	14,550	27	3,379	(12,431)	22,073	27	3,379
Depreciation and amortization of intangibles	31,520	25,033	13,461	3,476	—	73,490	15,340	3,481
Fees to Manager-related party	—	—	—	—	18,223	18,223	—	—
Pension expense(4)	2,416	5	—	273	—	2,694	—	273
Other non-cash expense (income), net(5)	68	62	(2,003)	5,571	188	3,886	(2,024)	5,571
EBITDA excluding non-cash items	83,125	64,922	14,321	19,284	(3,807)	177,845	16,787	19,288
EBITDA excluding non-cash items	83,125	64,922	14,321	19,284	(3,807)	177,845	16,787	19,288
Interest expense, net(3)	(8,757)	(3,446)	(4,790)	(1,710)	(6,151)	(24,854)	(5,383)	(1,711)
Convertible senior notes interest(6)	—	(1,744)	—	—	1,744	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	(1,320)	133	(1,614)	(226)	—	(3,027)	(1,834)	(226)
Amortization of deferred finance charges(3)	411	314	364	105	993	2,187	379	105
Amortization of debt discount(3)	—	—	—	—	619	619	—	—
Provision/benefit for income taxes, net of changes in deferred taxes	(2,258)	(2,872)	(88)	(1,451)	2,948	(3,721)	(88)	(1,451)
Changes in working capital	736	(6,116)	(148)	(8,482)	(8,434)	(22,444)	142	(8,480)
Cash provided by (used in) operating activities	71,937	51,191	8,045	7,520	(12,088)	126,605	10,003	7,525
Changes in working capital	(736)	6,116	148	8,482	8,434	22,444	(142)	8,480
Maintenance capital expenditures	(2,460)	(925)	(22)	(1,069)	—	(4,476)	(22)	(1,069)
Proportionately Combined Free Cash Flow	68,741	56,382	8,171	14,933	(3,654)	144,573	9,839	14,936

	For the Quarter Ended March 31, 2016
	IMTT(7)	Atlantic Aviation	Contracted Power(1)	MIC Hawaii	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%
Net income (loss)	16,217	14,358	(8,439)	9,069	(10,245)	20,960	(9,223)
Interest expense, net(3)	19,871	13,314	15,788	2,424	3,405	54,802	17,848
Provision (benefit) for income taxes	11,229	9,742	(2,304)	5,911	(9,411)	15,167	(2,304)
Depreciation and amortization of intangibles	32,621	22,191	11,972	2,350	—	69,134	13,846
Fees to Manager-related party	—	—	—	—	14,796	14,796	—
Pension expense(4)	1,831	17	—	350	—	2,198	—
Other non-cash expense (income), net(5)	443	(91)	(2,002)	(2,752)	188	(4,214)	(2,020)
EBITDA excluding non-cash items	82,212	59,531	15,015	17,352	(1,267)	172,843	18,147
EBITDA excluding non-cash items	82,212	59,531	15,015	17,352	(1,267)	172,843	18,147
Interest expense, net(3)	(19,871)	(13,314)	(15,788)	(2,424)	(3,405)	(54,802)	(17,848)
Adjustments to derivative instruments recorded in interest expense, net(3)	9,610	5,608	10,071	119	—	25,408	11,268
Amortization of deferred finance charges(3)	420	800	369	664	612	2,865	383
Provision/benefit for income taxes, net of changes in deferred taxes	(1,230)	(1,452)	(7)	(3,017)	3,200	(2,506)	(7)
Changes in working capital	(2,807)	6,044	2,384	2,937	(6,311)	2,247	2,612
Cash provided by (used in) operating activities	68,334	57,217	12,044	15,631	(7,171)	146,055	14,555
Changes in working capital	2,807	(6,044)	(2,384)	(2,937)	6,311	(2,247)	(2,612)
Maintenance capital expenditures	(6,297)	(2,284)	—	(1,832)	—	(10,413)	—
Proportionately Combined Free Cash Flow	64,844	48,889	9,660	10,862	(860)	133,395	11,943

(1)	Represents MIC’s proportionately combined interests in the businesses comprising this reportable segment.
(2)	The sum of the amounts attributable to MIC proportion to its ownership.
(3)	Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing charges and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023. For the quarter ended March 31, 2016, interest expense, net, also includes a non-cash write-off of deferred financing fees related to the February 2016 refinancing at Hawaii Gas.
(4)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(5)	Other non-cash expense (income), net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to disposal of assets. See” Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(6)	Represents the cash interest expense reclassified from MIC Corporate to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation’s credit facility in October 2016.
(7)	On March 31, 2016, IMTT acquired the remaining 33.3% interest in its Quebec terminal that it did not previously own. IMTT was previously providing management services to this terminal and no operational changes are expected. Prior to the acquisition, IMTT consolidated the results of the Quebec terminal in its financial statements and adjusted for the portion that it did not own through noncontrolling interests. Since the IMTT Acquisition in July 2014 and prior to the acquisition of the noncontrolling interest, MIC reported IMTT’s EBITDA excluding non-cash items and Free Cash Flow including the 33.3% portion of the Quebec terminal. The contribution from the minority interest was not significant. Therefore, there were no changes to our historical EBITDA excluding non-cash items, Free Cash Flow or results generally as a function of acquiring this noncontrolling interest.